SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2014 (May 29, 2014)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2014, GenSpera, Inc. (“Company”) entered into securities purchase agreements (“Securities Purchase Agreement”) with certain buyers (collectively, the “Investors”) in connection with a registered direct public offering. Pursuant to the Securities Purchase Agreement, the Company sold approximately $3.3 million or 4,163,970 units, to the Investors. The price per unit is $0.80 with each unit consisting of: (i) one share of our common stock, (ii) one-half of one Series A common stock purchase warrant, (iii) one Series B common stock purchase warrant, and (iv) one Series C common stock purchase warrant. Each Series A warrant has an exercise price of $1.15 per share, is immediately exercisable and separately transferable from the shares and expires on the five year anniversary of the date of issuance. Each Series B warrant has an exercise price of $0.85 per share, is immediately exercisable and separately transferable from the shares and expires on the nine month anniversary of the date of issuance. Each Series C warrant has an exercise price of $0.85 per share, is immediately exercisable and separately transferable from the shares and expires on the twelve month anniversary of the date of issuance. The units will not be certificated. The shares of common stock and warrants are immediately separable and are being issued separately.

In addition, the Securities Purchase Agreement contains certain restrictions with regard to our ability to enter into future variable rate transactions and subsequent financings.

H.C. Wainwright & Co., LLC acted as the placement agent for the offering. We agreed to pay the placement agent a placement fee equal to 8% of the aggregate gross proceeds we receive from the sale of the units and to issue the placement agent warrants to purchase shares of common stock equal to 8% of the number of units sold in this offering, provided that, with respect to sales to certain prior investors, we will pay the placement agent a fee of 4% of the aggregate proceeds to such prior investors and issue the placement agent a warrant equal to 4% of the common stock sold to such investors. We estimate total expenses of this offering, excluding the placement agent fees, will be approximately $140,000. The placement agent warrant is substantially similar to the Series A warrant.

The units were offered pursuant to the registration statement (File No. 333-194678), which was declared effective by the United States Securities and Exchange Commission, or the SEC, on May 23, 2014. A prospectus supplement related to the offering was filed on May 30, 2014.

The foregoing summaries of each of the Securities Purchase Agreement, the Series A, B and C Warrants and the terms of our agreement with the placement agent are qualified in their entirety by reference to the full text of each document, for which a copy of the form of each is incorporated by reference as Exhibits 10.01, 4.01 and 10.02 respectively, and each of which is incorporated herein in its entirety by reference.

Item 8.01	Other Events.

On May 29, 2014, we announced the offering of the units. A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statement and Exhibits.

			Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	File No.	Filing Date

4.01	Form of Series A, B and C Common Stock Purchase Warrant		S-1/A	4.34	333-194687	5/22/14

10.01	Form of Securities Purchase Agreement		S-1/A	10.12	333-194687	5/22/14

10.02	Engagement Letter with H.C. Wainwright		S-1/A	4.34	333-194687	5/22/14

99.01	Press Release Dated May 29, 2014	*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2014

GenSpera, Inc.

By:	/s/ Craig Dionne
Craig Dionne Chief Executive Officer

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	File No.	Filing Date

4.01	Form of Series A, B and C Common Stock Purchase Warrant		S-1/A	4.34	333-194687	5/22/14

10.01	Form of Securities Purchase Agreement		S-1/A	10.12	333-194687	5/22/14

10.02	Engagement Letter with H.C. Wainwright		S-1/A	4.34	333-194687	5/22/14

99.01	Press Release Dated May 29, 2014	*

* Filed herewith